EXHIBIT 23

CONSENT OF PARENTEBEARD

EXHIBIT 23

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Flatbush Federal Bancorp, Inc. Brooklyn, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-123670) of Flatbush Federal Bancorp, Inc. of our report dated March 29, 2010, relating to the consolidated financial statements, which appears in the Annual Report to Stockholders, which is incorporated by reference in this Annual Report on Form 10-K.

/s/ ParenteBeard LLC

ParenteBeard LLC
Clark, New Jersey
March 29, 2010